News Release

July 27, 2006	Page 1 of 4

NEWELL RUBBERMAID REPORTS SECOND QUARTER 2006 RESULTS
Strong Six Month Internal Sales Growth
Company Raises Full Year Guidance on EPS, Sales and Gross Margin Growth
ATLANTA, July 27, 2006 — Newell Rubbermaid Inc. (NYSE: NWL) today reported second quarter 2006 results, reflecting strong sales growth and improved gross margins.
Net sales in the second quarter 2006 rose 9.6 percent to $1.70 billion, compared to $1.55 billion in the prior year. Internal sales increased 5.7 percent, due primarily to continued progress in the Home and Family, Cleaning and Organization, and Office Products segments. All reported sales figures exclude the results of the company’s Home Décor Europe business, which was classified as discontinued operations in the second quarter 2006, as discussed below.
“Our strong results this quarter reflect the team’s dedication to simultaneously driving internal sales growth and gross margin expansion,” said Mark Ketchum, chief executive officer of Newell Rubbermaid. “We will continue investing in our strongest brands and optimizing our portfolio. The transformation of our company is now in full swing, fundamentally changing our finished product sourcing model, our business model and our culture.”
Excluding restructuring charges for Project Acceleration and impairment charges, income from continuing operations was $149.6 million, or $0.54 per share, for the quarter ended June 30, 2006, exceeding company guidance and the prior year’s result of $111.9 million, or $0.41 per share. Income from continuing operations, as reported, was $135.7 million, or $0.49 per share, compared to $87.4 million, or $0.32 per share, in the prior year. The second quarter 2006 included a one-time tax benefit of $22.7 million, or $0.08 per share. The company recorded Project Acceleration restructuring costs of $19.8 million in the second quarter 2006 and impairment charges of $31.4 million in the second quarter 2005. A reconciliation of the results “as reported” to results “excluding charges” is attached to this press release.
Gross margin for the second quarter 2006 improved to 33.9 percent, a 250 basis point improvement over the prior year. The expansion was driven by strong productivity savings, pricing and favorable mix, which more than offset raw material inflation.
Net cash from operating activities was $103.8 million in the second quarter 2006, above the company’s guidance, compared to net cash provided by operating activities of $36.4 million in the prior year. Capital expenditures in the second quarter 2006 were $31.9 million, versus $22.9 million in the prior year. The company paid dividends of $58.2 million, or $0.21 per share, in the quarter.
Consistent with the company’s focus on building and maintaining a portfolio of businesses that can leverage brand strength and innovation, the company’s Board of Directors has authorized management to sell the Home Décor Europe business. This unit designs, manufactures and sells drapery hardware and window treatments under Gardinia® and other local brands. This business contributed approximately $375 million in revenue in 2005, previously included in the company’s Home Fashions segment. This business has been classified as discontinued operations, recording a net loss from operations of $14.9 million in the second quarter 2006. Any intended sale

Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Nancy de Jonge Davis
Vice President, Investor Relations & Corporate Communications
Esther Lippman
Senior Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

News Release

July 27, 2006	Page 2 of 4

would be subject to completion of all required regulatory approvals, including consultation proceedings with works councils, trade unions and employee representatives in the affected countries. At this time, Newell Rubbermaid has not entered into any definitive agreement with respect to an intended sale. This announcement does not affect the company’s US Home Fashions business, which sells products primarily under the Levolor® and Kirsch® trademarks.
Six Month Results
Net sales for the six months ended June 30, 2006 grew 10.4 percent to $3.10 billion, compared to $2.81 billion in the prior year. Internal sales increased 6.2 percent, due primarily to strong core sales growth and favorable pricing. The Calphalon, Goody, Irwin and Lenox branded businesses posted double digit sales growth, and Rubbermaid Commercial grew in the high single digits.
Excluding restructuring charges for Project Acceleration and impairment charges, income from continuing operations was $284.7 million, or $1.03 per share, for the six months ended June 30, 2006, a 36.7 percent increase over the prior year’s result of $208.2 million, or $0.76 per share. Income from continuing operations, as reported, for the six months ended June 30, 2006 was $254.5 million, or $0.92 per share, compared to $183.7 million, or $0.67 per share, in the prior year period. Income from continuing operations for the first six months of 2006 included one-time tax benefits of $100.7 million, or $0.36 per share, versus a tax benefit of $58.6 million, or $0.21 per share, in the first six months of 2005. The company recorded Project Acceleration restructuring charges of $43.3 million for the six months ended June 30, 2006, and impairment charges of $31.4 million for the six months ended June 30, 2005.
Gross margin for the six months ended June 30, 2006 was 32.7 percent, a 290 basis point increase over the prior year. The improvement reflects strong productivity savings, pricing and favorable mix, which more than offset raw material inflation.
Net cash from operating activities was $92.1 million for the first six months of 2006, compared to $91.9 million for the first six months of 2005. Capital expenditures for the first six months of 2006 were $57.2 million, compared to $46.0 million for the first six months of 2005. Dividends were $116.4 million for the first six months of 2006, compared to $115.8 million for the first six months of 2005.
For the six months ended June 30, 2006, the company recorded a net loss from discontinued operations of $80.2 million, related primarily to the company’s Home Décor Europe business. The net loss from discontinued operations includes a $50.9 million impairment charge recorded in the first quarter to write off the goodwill for certain businesses in the company’s Home Décor Europe unit.

Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Nancy de Jonge Davis
Vice President, Investor Relations & Corporate Communications
Esther Lippman
Senior Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

News Release

July 27, 2006	Page 3 of 4

2006 Outlook
Third Quarter
The company expects diluted earnings per share from continuing operations for the third quarter 2006 to be in the range of $0.35 to $0.39, excluding approximately $55 to $75 million ($45 to $65 million after tax) of Project Acceleration restructuring charges.
For the third quarter 2006, the company expects internal sales growth in the low- to mid-single digit range, cash from operating activities in the range of $250 to $300 million and capital expenditures in the range of $35 to $45 million. Dividends are expected to be approximately $58 million.
Full Year
For the full year 2006, the company now expects internal sales growth in the low- to mid-single digits, up from the previous guidance of low-single digits. This performance would be the product of mid-single digit growth in the company’s Invest businesses and flat sales in its Fix businesses. The company estimates full year gross margin expansion of 225 to 275 basis points, compared to the previous guidance of 200 to 250 basis points.
Excluding restructuring charges associated with Project Acceleration, the company expects earnings per share from continuing operations of $1.75 to $1.85 for the full year. Cash flow from operating activities is now forecast between $575 and $625 million, net of approximately $75 million in restructuring charges in connection with Project Acceleration. The company also continues to expect capital expenditures of $125 to $150 million and dividends of approximately $232 million for the full year 2006.

Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Nancy de Jonge Davis
Vice President, Investor Relations
& Corporate Communications
Esther Lippman
Senior Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

A reconciliation of the second quarter and 2006 earnings outlook is as follows:

	Q2 2006	Q3 2006	Full Year
Diluted earnings per share from continuing operations (as reported):	$0.54	$0.15 - $0.20	$1.24 - $1.35

Restructuring costs	$0.05	$0.16 - $0.23	$0.45 - $0.56

Diluted earnings per share from continuing operations (excluding charges):	$0.49	$0.35 - $0.39	$1.75 - $1.85
Conference Call
The company’s second quarter 2006 earnings conference call is scheduled for today, July 27, 2006, at 8:30 a.m. ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s website at www.newellrubbermaid.com. The webcast will be available for replay for two weeks.

News Release

July 27, 2006	Page 4 of 4

Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/ (loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring, impairment and other charges, potential losses on divestiture, costs and cost savings and the value thereof, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “expect,” “project,” “will,” “enable,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in various parts of the world; competition with numerous other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials used by the company; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations in the face of foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to complete strategic acquisitions; our ability to integrate previously acquired businesses; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.
Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
About the Company
Newell Rubbermaid Inc. is a global marketer of consumer and commercial products with 2005 sales of $6.0 billion and a strong portfolio of brands, including: Sharpie®, Paper Mate®, DYMO®, EXPO®, Waterman®, Parker®, Rolodex®, IRWIN, LENOX®, BernzOmatic®, Rubbermaid®, Graco®, Calphalon® and Goody®. The company is headquartered in Atlanta, Ga., and has approximately 28,000 employees worldwide.
This press release and additional information about the company are available on the company’s website at www.newellrubbermaid.com.
NWL-EA

Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Nancy de Jonge Davis
Vice President, Investor Relations
& Corporate Communications
Esther Lippman
Senior Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Three Months Ended June 30,
	2006			2005			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$1,696.8		$1,696.8	$1,548.6		$1,548.6	9.6%
Cost of products sold	1,122.4	—	1,122.4	1,063.2	—	1,063.2

GROSS MARGIN	574.4	—	574.4	485.4	—	485.4	18.3%
% of sales	33.9%		33.9%	31.3%		31.3%

Selling, general & administrative expenses	353.6	—	353.6	292.9		292.9	20.7%
% of sales	20.8%		20.8%	18.9%		18.9%

Impairment charges	—	—	—	31.4	(31.4)	—
Restructuring costs	19.8	(19.8)	—	0.3	—	0.3

OPERATING INCOME	201.0	19.8	220.8	160.8	31.4	192.2	14.9%
% of sales	11.8%		13.0%	10.4%		12.4%

Nonoperating expenses:
Interest expense, net	35.6	—	35.6	31.1	—	31.1
Other expense, net	1.0	—	1.0	2.2	—	2.2

	36.6	—	36.6	33.3	—	33.3	9.9%

INCOME BEFORE INCOME TAXES	164.4	19.8	184.2	127.5	31.4	158.9	15.9%
% of sales	9.7%		10.9%	8.2%		10.3%

Income taxes	28.7	5.9	34.6	40.1	6.9	47.0	(26.4)%
Effective rate	17.5%		18.8%	31.5%		29.6%

INCOME FROM CONTINUING OPERATIONS	135.7	13.9	149.6	87.4	24.5	111.9	33.7%
% of sales	8.0%		8.8%	5.6%		7.2%

Loss from discontinued operations, net of tax:	(16.2)	16.2	—	(21.2)	21.2	—

NET INCOME	$119.5	$30.1	$149.6	$66.2	$45.7	$111.9	33.7%

% of sales	7.0%		8.8%	4.3%		7.2%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.49	$0.05	$0.55	$0.32	$0.09	$0.41
Diluted	$0.49	$0.05	$0.54	$0.32	$0.09	$0.41

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.06)	$0.06	$—	$(0.08)	$0.08	$—
Diluted	$(0.06)	$0.06	$—	$(0.08)	$0.08	$—

EARNINGS PER SHARE:
Basic	$0.44	$0.11	$0.55	$0.24	$0.17	$0.41
Diluted	$0.43	$0.11	$0.54	$0.24	$0.17	$0.41

Average shares outstanding:
Basic	274.6	274.6	274.6	274.4	274.4	274.4
Diluted	283.6	283.6	283.6	274.7	274.7	274.7

(1)	Charges excluded from “as reported” results for 2006 consist of $19.8 million of Project Acceleration restructuring costs and a $16.2 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2005 consist of a $31.4 million impairment charge and a $21.2 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Six Months Ended June 30,
	2006			2005			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$3,102.1		$3,102.1	$2,811.1		$2,811.1	10.4%
Cost of products sold	2,087.2	—	2,087.2	1,974.1	—	1,974.1

GROSS MARGIN	1,014.9	—	1,014.9	837.0	—	837.0	21.3%
% of sales	32.7%		32.7%	29.8%		29.8%

Selling, general & administrative expenses	678.0	—	678.0	560.7	—	560.7	20.9%
% of sales	21.9%		21.9%	19.9%		19.9%

Impairment charges	—	—	—	31.4	(31.4)	—
Restructuring costs	43.3	(43.3)	—	6.8	—	6.8

OPERATING INCOME	293.6	43.3	336.9	238.1	31.4	269.5	25.0%
% of sales	9.5%		10.9%	8.5%		9.6%

Nonoperating expenses:
Interest expense, net	69.3	—	69.3	61.9	—	61.9
Other expense, net	3.7	—	3.7	0.4	—	0.4

	73.0	—	73.0	62.3	—	62.3	17.2%

INCOME BEFORE INCOME TAXES	220.6	43.3	263.9	175.8	31.4	207.2	27.4%
% of sales	7.1%		8.5%	6.3%		7.4%

Income taxes	(33.9)	13.1	(20.8)	(7.9)	6.9	(1.0)	1980.0%
Effective rate	(15.4)%		(7.9)%	(4.5)%		-0.5%

INCOME FROM CONTINUING OPERATIONS	254.5	30.2	284.7	183.7	24.5	208.2	36.7%
% of sales	8.2%		9.2%	6.5%		7.4%

Loss from discontinued operations, net of tax:	(80.2)	80.2	—	(80.9)	80.9	—

NET INCOME	$174.3	$110.4	$284.7	$102.8	$105.4	$208.2	36.7%

% of sales	5.6%		9.2%	3.7%		7.4%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.93	$0.11	$1.04	$0.67	$0.09	$0.76
Diluted	$0.92	$0.11	$1.03	$0.67	$0.09	$0.76

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.29)	$0.29	$—	$(0.29)	$0.29	$—
Diluted	$(0.28)	$0.28	$—	$(0.29)	$0.29	$—

EARNINGS PER SHARE:
Basic	$0.63	$0.40	$1.04	$0.37	$0.38	$0.76
Diluted	$0.64	$0.39	$1.03	$0.37	$0.38	$0.76

Average shares outstanding:
Basic	274.5	274.5	274.5	274.4	274.4	274.4
Diluted	283.5	283.5	283.5	274.7	274.7	274.7

(1)	Charges excluded from “as reported” results for 2006 consist of $43.3 million of Project Acceleration restructuring costs and an $80.2 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2005 consist of a $31.4 million impairment charge and an $80.9 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	June 30,	June 30,
	2006	2005
Assets:
Cash and cash equivalents	$116.3	$212.2
Accounts receivable, net	1,157.5	1,073.5
Inventories, net	967.8	937.7
Deferred income taxes	131.8	74.0
Prepaid expenses and other	96.6	98.8
Current assets of discontinued operations	209.4	242.9

Total Current Assets	2,679.4	2,639.1

Other assets	188.2	201.6
Property, plant and equipment, net	832.4	1,027.3
Goodwill	2,420.0	1,727.2
Deferred income taxes	—	6.1
Other intangible assets, net	415.7	282.9
Non-current assets of discontinued operations	—	200.2

Total Assets	$6,535.7	$6,084.4

Liabilities and Stockholders’ Equity:

Notes payable	$20.9	$13.0
Accounts payable	634.8	535.7
Accrued compensation	130.2	116.3
Other accrued liabilities	667.1	623.6
Income taxes payable	11.3	20.9
Current portion of long-term debt	408.6	25.4
Current liabilities of discontinued operations	77.3	120.1

Total Current Liabilities	1,950.2	1,455.0

Long-term debt	2,245.6	2,380.5
Deferred income taxes	32.1	—
Other non-current liabilities	579.9	537.6
Long-term liabilities of discontinued operations	—	6.3

Stockholders’ Equity	1,727.9	1,705.0

Total Liabilities and Stockholders’ Equity	$6,535.7	$6,084.4

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in millions)

	For The Six Months Ended June 30,
	2006	2005
Operating Activities:
Net income	$174.3	$102.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105.1	105.8
Impairment charges — continuing	—	31.4
Impairment charges — discontinued	50.9	—
Non-cash restructuring costs	26.3	1.1
Deferred income taxes	10.7	12.2
Loss (Gain) on sale of assets/debt extinguishment	2.5	(4.3)
Stock-based compensation expense	15.4	2.9
Loss on disposal of discontinued operations	2.9	63.2
Other	(6.7)	(6.8)
Changes in current accounts, excluding the effects of acquisitions:
Accounts receivable	(28.5)	(24.3)
Inventories	(127.0)	(104.4)
Accounts payable	8.7	(52.5)
Accrued liabilities and other	(151.7)	(69.6)
Discontinued operations	9.2	34.4

Net cash provided by operating activities	$92.1	$91.9

Investing Activities:
Acquisitions, net of cash acquired	$(46.3)	$(35.0)
Capital expenditures	(57.2)	(46.0)
Disposals of non-current assets and sale of businesses	40.2	22.1

Net cash used in investing activities	$(63.3)	$(58.9)

Financing Activities:
Proceeds from issuance of debt	$167.2	$131.7
Payments on notes payable and long-term debt	(82.0)	(335.7)
Cash dividends	(116.4)	(115.8)
Proceeds from exercised stock options and other	2.3	—

Net cash used in financing activities	$(28.9)	$(319.8)

Exchange rate effect on cash and cash equivalents	$0.9	$(6.6)

Increase (Decrease) in cash and cash equivalents	0.8	(293.4)
Cash and cash equivalents at beginning of year	115.5	505.6

Cash and cash equivalents at end of period	$116.3	$212.2

Newell Rubbermaid Inc.
Calculation of Free Cash Flow (1)
Free Cash Flow (in millions):

	For The Three Months Ended June 30,
	2006	2005
Net cash provided by operating activities	$103.8	$36.4
Capital expenditures	(31.9)	(22.9)

Free Cash Flow	$71.9	$13.5

Free Cash Flow (in millions):

	For The Six Months Ended June 30,
	2006	2005
Net cash provided by operating activities	$92.1	$91.9
Capital expenditures	(57.2)	(46.0)

Free Cash Flow	$34.9	$45.9

(1)	Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.
Financial Worksheet
In Millions

	2006					2005
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q1:
Cleaning & Organization	$333.1	$21.3	$—	$21.3	6.4%	$300.3	$12.5	$—	$12.5	4.2%	$32.8	10.9%	$8.8	70.4%
Office Products	390.8	32.3	—	32.3	8.3%	332.8	33.5	—	33.5	10.1%	58.0	17.4%	(1.2)	(3.6)%
Tools & Hardware	276.8	33.1	—	33.1	12.0%	276.4	26.7	—	26.7	9.7%	0.4	0.1%	6.4	24.0%
Home Fashions	116.6	17.1	—	17.1	14.7%	97.7	2.3	—	2.3	2.4%	18.9	19.3%	14.8	643.5%
Other	288.0	29.9	—	29.9	10.4%	255.3	18.3	—	18.3	7.2%	32.7	12.8%	11.6	63.4%

Impairment Charge		—	—	—				—	—				—
Restructuring Costs		(23.5)	23.5	—			(6.5)	—	(6.5)				6.5
Corporate		(17.6)	—	(17.6)			(9.5)	—	(9.5)				(8.1)	85.3%

Total	$1,405.3	$92.6	$23.5	$116.1	8.3%	$1,262.5	$77.3	$—	$77.3	6.1%	$142.8	11.3%	$38.8	50.2%

	2006					2005
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q2:
Cleaning & Organization	$403.3	$42.9	$—	$42.9	10.6%	$365.1	$23.1	$—	$23.1	6.3%	$38.2	10.5%	$19.8	85.7%
Office Products	579.1	99.9	—	99.9	17.3%	495.5	98.9	—	98.9	20.0%	83.6	16.9%	1.0	1.0%
Tools & Hardware	328.8	53.8	—	53.8	16.4%	315.5	49.3	—	49.3	15.6%	13.3	4.2%	4.5	9.1%
Home Fashions	106.6	14.4	—	14.4	13.5%	115.0	8.0	—	8.0	7.0%	(8.4)	(7.3)%	6.4	80.0%
Other	279.0	29.8	—	29.8	10.7%	257.5	22.9	—	22.9	8.9%	21.5	8.3%	6.9	30.1%

Impairment Charge		—	—	—			(31.4)	31.4	—				—
Restructuring Costs		(19.8)	19.8	—			(0.3)	—	(0.3)				0.3
Corporate		(20.0)	—	(20.0)			(9.7)	—	(9.7)				(10.3)	106.2%

Total	$1,696.8	$201.0	$19.8	$220.8	13.0%	$1,548.6	$160.8	$31.4	$192.2	12.4%	$148.2	9.6%	$28.6	14.9%

	2006					2005
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
YTD:
Cleaning & Organization	$736.4	$64.2	$—	$64.2	8.7%	$665.4	$35.6	$—	$35.6	5.4%	$71.0	10.7%	$28.6	80.3%
Office Products	969.9	132.2	—	132.2	13.6%	828.3	132.4	—	132.4	16.0%	141.6	17.1%	(0.2)	(0.2)%
Tools & Hardware	605.6	86.9	—	86.9	14.3%	591.9	76.0	—	76.0	12.8%	13.7	2.3%	10.9	14.3%
Home Fashions	223.2	31.5	—	31.5	14.1%	212.7	10.3	—	10.3	4.8%	10.5	4.9%	21.2	205.8%
Other	567.0	59.7	—	59.7	10.5%	512.8	41.2	—	41.2	8.0%	54.2	10.6%	18.5	44.9%

Impairment Charge		—	—	—			(31.4)	31.4	—				—
Restructuring Costs		(43.3)	43.3	—			(6.8)	—	(6.8)				6.8
Corporate		(37.6)	—	(37.6)			(19.2)	—	(19.2)				(18.4)	95.8%

Total	$3,102.1	$293.6	$43.3	$336.9	10.9%	$2,811.1	$238.1	$31.4	$269.5	9.6%	$291.0	10.4%	$67.4	25.0%

(1)	Charges are primarily related to restructuring and impairment.

Newell Rubbermaid Inc.
Three Months Ended June 30, 2006
In Millions
Currency Analysis

	2006			2005	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
By Segment
Cleaning & Organization	$403.3	$(4.0)	$399.3	$365.1	9.4%	10.5%	1.1%
Office Products	579.1	(2.1)	577.1	495.5	16.5%	16.9%	0.4%
Tools & Hardware	328.8	(2.0)	326.7	315.5	3.5%	4.2%	0.7%
Home Fashions	106.6	(1.4)	105.2	115.0	(8.5)%	(7.3)%	1.2%
Other	279.0	(0.5)	278.5	257.5	8.2%	8.3%	0.2%

Total Company	$1,696.8	$(10.0)	$1,686.8	$1,548.6	8.9%	9.6%	0.6%

By Geography

United States	$1,262.0	$—	$1,262.0	$1,167.0	8.1%	8.1%	0.0%
Canada	110.5	(11.1)	99.3	95.8	3.7%	15.3%	11.6%

North America	1,372.4	(11.1)	1,361.3	1,262.8	7.8%	8.7%	0.9%

Europe	219.7	1.2	220.9	188.9	16.9%	16.3%	(0.6)%
Central & South America	59.8	(0.8)	59.0	59.7	(1.2)%	0.2%	1.3%
All Other	44.9	0.8	45.7	37.2	22.8%	20.7%	(2.2)%

Total Company	$1,696.8	$(10.0)	$1,686.8	$1,548.6	8.9%	9.6%	0.6%

Newell Rubbermaid Inc.
Six Months Ended June 30, 2006
In Millions
Currency Analysis

	2006			2005	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
By Segment
Cleaning & Organization	$736.4	$(5.4)	$731.0	$665.4	9.9%	10.7%	0.8%
Office Products	969.9	6.4	976.3	828.3	17.9%	17.1%	(0.8)%
Tools & Hardware	605.6	(0.9)	604.7	591.9	2.2%	2.3%	0.2%
Home Fashions	223.2	(2.1)	221.1	212.7	3.9%	4.9%	1.0%
Other	567.0	1.8	568.8	512.8	10.9%	10.6%	(0.4)%

Total Company	$3,102.1	$(0.2)	$3,101.9	$2,811.1	10.3%	10.4%	0.0%

By Geography

United States	$2,326.7	$—	$2,326.7	$2,121.7	9.7%	9.7%	0.0%
Canada	193.8	(16.5)	177.3	168.0	5.5%	15.4%	9.8%

North America	2,520.5	(16.5)	2,504.0	2,289.7	9.4%	10.1%	0.7%

Europe	389.0	17.5	406.5	346.1	17.5%	12.4%	(5.1)%
Central & South America	107.1	(3.5)	103.6	101.2	2.4%	5.8%	3.5%
All Other	85.5	2.4	87.9	74.1	18.6%	15.4%	(3.2)%

Total Company	$3,102.1	$(0.2)	$3,101.9	$2,811.1	10.3%	10.4%	0.0%

Newell Rubbermaid Inc.
Reconciliation of Internal Sales including Home Décor Europe
In Millions

	For The Three Months Ended June 30,
	2006	2005
Sales, as reported	$1,696.8	$1,548.6
Less: DYMO sales	(60.0)	—

Internal Sales base	1,636.8	1,548.6
% change, 2005 to 2006	5.7%

Home Décor Europe Sales	78.9	97.1

Internal Sales base, including Home Décor Europe	1,715.7	1,645.7
% change, 2005 to 2006	4.2%

Newell Rubbermaid Inc.
2004- Q1 2006 Quarterly Segment Sales and Operating Income
Restatement to Reflect the Intended Disposition of the Home Décor Europe Business
July 26, 2006
The company has updated its segment reporting to reflect the intended disposition of the Home Décor Europe business, previously reported in the Home Fashions segment. The schedule below shows these businesses as part of Discontinued Operations.

2006	Q1

				Ex.
		Reported	Charges	Charges
	Sales	OI	(1)	OI	Margin

Cleaning & Organization	$333.1	$21.3	—	$21.3	6.4%
Office Products	390.8	32.3	—	32.3	8.3%
Tools & Hardware	276.8	33.1	—	33.1	12.0%
Home Fashions	116.6	17.1	—	17.1	14.7%
Other	288.0	29.9	—	29.9	10.4%
Corporate	—	(17.6)	—	(17.6)
Impairment	—	—	—	—
Restructuring	—	(23.5)	23.5	—

Continuing Operations	1,405.3	92.6	23.5	116.1	8.3%

2005	Q1					Q2					Q3					Q4					Full Year
				Ex.					Ex.					Ex.					Ex.					Ex.
		Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges
	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI

Cleaning & Organization	$300.3	$12.5	—	$12.5	4.2%	$365.1	$23.1	—	$23.1	6.3%	$375.8	$51.1	—	$51.1	13.6%	$432.9	$21.8	—	$21.8	5.0%	$1,474.1	$108.5	—	$108.5	7.4%
Office Products	332.8	33.5	—	33.5	10.1%	495.5	98.9	—	98.9	20.0%	427.8	59.9	—	59.9	14.0%	457.2	73.7	—	73.7	16.1%	1,713.3	266.0	—	266.0	15.5%
Tools & Hardware	276.4	26.7	—	26.7	9.7%	315.5	49.3	—	49.3	15.6%	318.9	46.3	—	46.3	14.5%	349.5	48.8	—	48.8	14.0%	1,260.3	171.1	—	171.1	13.6%
Home Fashions	97.7	2.3	—	2.3	2.4%	115.0	8.0	—	8.0	7.0%	115.1	16.8	—	16.8	14.6%	119.1	10.2	—	10.2	8.6%	446.9	37.3	—	37.3	8.3%
Other	255.3	18.3	—	18.3	7.2%	257.5	22.9	—	22.9	8.9%	258.5	29.6	—	29.6	11.5%	299.5	35.5	—	35.5	11.9%	1,070.8	106.3	—	106.3	9.9%
Corporate	—	(9.5)	—	(9.5)		—	(9.7)	—	(9.7)		—	(10.1)	—	(10.1)		—	(16.7)	—	(16.7)		—	(46.0)	—	(46.0)
Impairment	—	—	—	—		—	(31.4)	31.4	—		—	25.2	(25.2)	—		—	5.9	(5.9)	—		—	(0.3)	0.3	—
Restructuring	—	(6.5)	—	(6.5)		—	(0.3)	—	(0.3)		—	(14.6)	—	(14.6)		—	(51.2)	51.2	—		—	(72.6)	51.2	(21.4)

Continuing Operations	1,262.5	77.3	—	77.3	6.1%	1,548.6	160.8	31.4	192.2	12.4%	1,496.1	204.2	(25.2)	179.0	12.0%	1,658.2	128.0	45.3	173.3	10.5%	5,965.4	570.3	51.5	621.8	10.4%

2004	Q1					Q2					Q3					Q4					Full Year
				Ex.					Ex.					Ex.					Ex.					Ex.
		Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges
	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin

Cleaning & Organization	$367.4	$13.9	3.5	$17.4	4.7%	$392.0	$11.1	5.2	$16.3	4.2%	$384.8	$29.5	—	$29.5	7.7%	$408.7	$39.3	—	$39.3	9.6%	$1,552.9	$93.8	$8.7	$102.5	6.6%
Office Products	332.8	31.8	—	31.8	9.6%	489.2	95.5	0.3	95.8	19.6%	424.3	61.5	—	61.5	14.5%	439.9	73.2	—	73.2	16.6%	1,686.2	262.0	0.3	262.3	15.6%
Tools & Hardware	274.3	43.0	—	43.0	15.7%	300.3	43.5	3.1	46.6	15.5%	300.6	45.1	—	45.1	15.0%	343.5	50.1	—	50.1	14.6%	1,218.7	181.7	3.1	184.8	15.2%
Home Fashions	103.0	(1.7)	—	(1.7)	(1.7%)	109.5	4.6	—	4.6	4.2%	118.9	8.7	—	8.7	7.3%	109.1	8.2	—	8.2	7.5%	440.5	19.8	—	19.8	4.5%
Other	260.8	18.9	—	18.9	7.2%	271.7	18.3	0.1	18.4	6.8%	270.9	25.2	—	25.2	9.3%	311.8	36.3	—	36.3	11.6%	1,115.2	98.7	0.1	98.8	8.9%
Corporate	—	(7.4)	—	(7.4)		—	(9.7)	—	(9.7)		—	(10.2)	—	(10.2)		—	(12.0)	—	(12.0)		—	(39.3)	—	(39.3)
Impairment	—	—	—	—		—	(19.4)	19.4	—		—	(244.6)	244.6	—		—	—	—	—		—	(264.0)	264.0	—
Restructuring	—	(15.5)	15.5	—		—	(11.9)	11.9	—		—	(0.4)	0.4	—		—	(6.3)	6.3	—		—	(34.1)	34.1	—

Continuing Operations	1,338.3	83.0	19.0	102.0	7.6%	1,562.7	132.0	40.0	172.0	11.0%	1,499.5	(85.2)	245.0	159.8	10.7%	1,613.0	188.8	6.3	195.1	12.1%	6,013.5	318.6	310.3	628.9	10.5%
(1)	Charges are primarily related to restructuring, asset impairment, product line exits, acquisitions and divestitures

Newell Rubbermaid Inc.
Quarterly Income Statements
Restatement to Reflect the Intended Disposition of the Home Décor Europe Business
July 26, 2006
The company has updated its segment reporting to reflect the intended disposition of the Home Décor Europe business, previously reported in the Home Fashions segment. The schedule below shows these businesses as part of Discontinued Operations.

2006	Q1
	Reported	Charges (1)	Excluding Charges

Net Sales	1,405.3	—	1,405.3
GROSS MARGIN	440.5	—	440.5
SG&A	(324.4)	—	(324.4)
Impairment	—	—	—
Restructuring	(23.5)	23.5	—
OPERATING INCOME	92.6	23.5	116.1
Non-Operating Expense	(36.4)	—	(36.4)
Income Taxes	62.6	(7.3)	55.3

Income from Continuing Operations	118.8	16.2	135.0

Discontinued Operations, net	(64.0)	64.0	—

NET INCOME	54.8	80.2	135.0

EARNINGS PER SHARE FROM
CONTINUING OPERATIONS:
Basic	$0.43	$0.06	$0.49
Diluted	$0.42	$0.06	$0.48

LOSS PER SHARE FROM
DISCONTINUED OPERATIONS:
Basic	$(0.23)	$0.23	$—
Diluted	$(0.23)	$0.23	$—

EARNINGS PER SHARE:
Basic	$0.20	$0.29	$0.49
Diluted	$0.19	$0.28	$0.48

Average shares outstanding:
Basic	274.5	274.5	274.5
Diluted	283.3	283.3	283.3
(1)	Charges are related to restructuring and divestitures.

Newell Rubbermaid Inc.
Quarterly Income Statements
Restatement to Reflect the Intended Disposition of the Home Décor Europe Business
July 26, 2006
The company has updated its segment reporting to reflect the intended disposition of the Home Décor Europe business, previously reported in the Home Fashions segment. The schedule below shows these businesses as part of Discontinued Operations.

2005	Q1			Q2			Q3			Q4			Full Year
		Charges	Excluding		Charges	Excluding		Charges	Excluding		Charges	Excluding		Charges	Excluding
	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges

Net Sales	1,262.5	—	1,262.5	1,548.6	—	1,548.6	1,496.1	—	1,496.1	1,658.2	—	1,658.2	5,965.4	—	5,965.4
GROSS MARGIN	351.6	—	351.6	485.4	—	485.4	478.2	—	478.2	492.4	—	492.4	1,807.6	—	1,807.6
SG&A	(267.8)	—	(267.8)	(292.9)	—	(292.9)	(284.6)	—	(284.6)	(319.1)	—	(319.1)	(1,164.4)	—	(1,164.4)
Impairment	—	—	—	(31.4)	31.4	—	25.2	(25.2)	—	5.9	(5.9)	—	(0.3)	0.3	—
Restructuring	(6.5)	—	(6.5)	(0.3)	—	(0.3)	(14.6)	—	(14.6)	(51.2)	51.2	—	(72.6)	51.2	(21.4)
OPERATING INCOME	77.3	—	77.3	160.8	31.4	192.2	204.2	(25.2)	179.0	128.0	45.3	173.3	570.3	51.5	621.8
Non-Operating Expense	(29.0)	—	(29.0)	(33.3)	—	(33.3)	(33.5)	—	(33.5)	(8.5)	—	(8.5)	(104.3)	—	(104.3)
Income Taxes	48.0	—	48.0	(40.1)	(6.9)	(47.0)	(32.4)	5.1	(27.3)	(34.0)	(16.9)	(50.9)	(58.5)	(18.7)	(77.2)

Income from Continuing Operations	96.3	—	96.3	87.4	24.5	111.9	138.3	(20.1)	118.2	85.5	28.4	113.9	407.5	32.8	440.3

Discontinued Operations, net	(59.7)	59.7	—	(21.2)	21.2	—	(66.8)	66.8	—	(8.5)	8.5	—	(156.2)	156.2	—

NET INCOME	36.6	59.7	96.3	66.2	45.7	111.9	71.5	46.7	118.2	77.0	36.9	113.9	251.3	189.0	440.3

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.35	$—	$0.35	$0.32	$0.09	$0.41	$0.50	$(0.07)	$0.43	$0.31	$0.10	$0.42	$1.49	$0.12	$1.60
Diluted	$0.35	$—	$0.35	$0.32	$0.09	$0.41	$0.49	$(0.07)	$0.42	$0.31	$0.10	$0.41	$1.48	$0.12	$1.60

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.22)	$0.22	$—	$(0.08)	$0.08	$—	$(0.24)	$0.24	$—	$(0.03)	$0.03	$—	$(0.57)	$0.57	$—
Diluted	$(0.22)	$0.22	$—	$(0.08)	$0.08	$—	$(0.24)	$0.24	$—	$(0.03)	$0.03	$—	$(0.57)	$0.57	$—

EARNINGS PER SHARE:
Basic	$0.13	$0.22	$0.35	$0.24	$0.17	$0.41	$0.26	$0.17	$0.43	$0.28	$0.13	$0.42	$0.92	$0.69	$1.60
Diluted	$0.13	$0.22	$0.35	$0.24	$0.17	$0.41	$0.25	$0.16	$0.42	$0.28	$0.13	$0.41	$0.91	$0.69	$1.60

Average shares outstanding:
Basic	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4
Diluted	274.9	274.9	274.9	274.7	274.7	274.7	283.3	283.3	283.3	274.9	274.9	274.9	274.9	274.9	274.9
(1) Charges are related to restructuring, asset impairment and divestitures.

Newell Rubbermaid
Quarterly Income Statements
Restatement to Reflect the Intended Disposition of the Home Décor Europe Business
July 26, 2006
The company has updated its segment reporting to reflect the intended disposition of the Home Décor Europe business, previously reported in the Home Fashions segment. The schedule below shows these businesses as part of Discontinued Operations.

2004	Q1			Q2			Q3			Q4			Full Year
		Charges	Excluding		Charges	Excluding		Charges	Excluding		Charges	Excluding		Charges	Excluding
	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges

Net Sales	1,338.3	—	1,338.3	1,562.7	—	1,562.7	1,499.5	—	1,499.5	1,613.0	—	1,613.0	6,013.5	—	6,013.5
GROSS MARGIN	362.0	3.2	365.2	451.1	7.3	458.4	428.6	—	428.6	480.4	—	480.4	1,722.1	10.5	1,732.6
SG&A	(263.4)	—	(263.4)	(287.8)	1.5	(286.3)	(268.8)	—	(268.8)	(285.4)	—	(285.4)	(1,105.4)	1.5	(1,103.9)
Impairment	—	—	—	(19.4)	19.4	—	(244.6)	244.6	—	—	—	—	(264.0)	264.0	—
Restructuring	(15.5)	15.5	—	(11.9)	11.9	—	(0.4)	0.4	—	(6.3)	6.3	—	(34.1)	34.1	—
OPERATING INCOME	83.0	19.0	102.0	132.0	40.0	172.0	(85.2)	245.0	159.8	188.8	6.3	195.1	318.6	310.3	628.9
Non Operating Expense	(33.3)	—	(33.3)	(31.1)	—	(31.1)	(29.2)	—	(29.2)	(22.9)	—	(22.9)	(116.5)	—	(116.5)
Income Taxes	(15.7)	(8.7)	(24.4)	(12.7)	(16.6)	(29.3)	(22.2)	(16.1)	(38.3)	(46.6)	(1.3)	(47.9)	(97.1)	(42.7)	(139.9)

Income from Continuing Operations	34.0	10.3	44.3	88.2	23.4	111.6	(136.6)	228.9	92.3	119.3	5.0	124.3	105.0	267.6	372.5

Discontinued Operations	(108.9)	108.9	—	(27.2)	27.2	—	(89.8)	89.8	—	4.8	(4.8)	—	(221.1)	221.1	—

NET (LOSS) INCOME	(74.9)	119.2	44.3	61.0	50.6	111.6	(226.4)	318.7	92.3	124.1	0.2	124.3	(116.1)	488.7	372.5

EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.12	$0.04	$0.16	$0.32	$0.09	$0.41	$(0.50)	$0.83	$0.34	$0.43	$0.02	$0.45	$0.38	$0.97	$1.36
Diluted	$0.12	$0.04	$0.16	$0.32	$0.09	$0.41	$(0.50)	$0.83	$0.34	$0.43	$0.02	$0.45	$0.38	$0.97	$1.36

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.40)	$0.40	$—	$(0.10)	$0.10	$—	$(0.33)	$0.33	$—	$0.02	$(0.02)	$—	$(0.81)	$0.81	$—
Diluted	$(0.40)	$0.40	$—	$(0.10)	$0.10	$—	$(0.33)	$0.33	$—	$0.02	$(0.02)	$—	$(0.80)	$0.80	$—

(LOSS) EARNINGS PER SHARE:
Basic	$(0.27)	$0.43	$0.16	$0.22	$0.18	$0.41	$(0.83)	$1.16	$0.34	$0.45	$0.00	$0.45	$(0.42)	$1.78	$1.36
Diluted	$(0.27)	$0.43	$0.16	$0.22	$0.18	$0.41	$(0.83)	$1.16	$0.34	$0.45	$0.00	$0.45	$(0.42)	$1.78	$1.36

Average shares outstanding:
Basic	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4
Diluted	274.5	274.5	274.5	274.5	274.5	274.5	274.4	274.4	274.4	283.5	283.5	283.5	274.7	274.7	274.7
(1) Charges are primarily related to restructuring, asset impairment, product line exits, acquisitions and divestitures